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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts", and to the use of our report dated March 2, 2000 (except for Note 10, as to which the date is March 28, 2000) in the Registration Statement (Form S-1) and related Prospectus of XACCT Technologies (1997) Ltd. for the registration of its ordinary shares.

Tel-Aviv, Israel
March 28, 2000

                                         /s/ Kost, Forer and Gabbay
                                         KOST, FORER AND GABBAY
                                         A member of Ernst & Young international